EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of StandardAero, Inc., and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of dated below.

GIC PRIVATE LIMITED

By:	/s/ Wong Hui Ping
Name: Wong Hui Ping
Title: Senior Vice President
Date: 01-28-2025

By:	/s/ Toh Tze Meng
Name: Toh Tze Meng
Title: Senior Vice President
Date: 01-28-2025

GIC SPECIAL INVESTMENTS PRIVATE LIMITED

By:	/s/ Jo-Ann Khor Huey Ming
Name: Jo-Ann Khor Huey Ming
Title: Senior Vice President
Date: 01-28-2025

HUX INVESTMENT PTE. LTD.

By:	/s/ Suresh Bala
Name: Suresh Bala
Title: Director
Date: 01-28-2025